SCHEDULE 3.1.1


Consumer and             Consommation             FORM 4    FORMULE 4
Corporate Affairs        et Corporations
Canada                   Canada

Canada Business              ARTICLES OF AMENDMENT          CLAUSES
Corporations Act                                         MODIFICATRICES
Loi sur les socits
commerciales canadiennes      (SECTION 27 OR 171)      (ARTICLES 27 OU 171)

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1 Name of Corporation -                   2-Corporation No. -
  Denomination de la societe                No de la societe

           Repap Enterprises Inc.
         Les Enterprises Repap Inc.                      057881-9
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3-The articles of the above named            Les statuts de la societe
  corporation are amended as follows:        ci-haut mentionnee sont
                                             modifies de la facon suivante:




RESOLVED as a special resolution that the articles of the Corporation are hereby amended to change the place in Canada where the registered office is to be situated from the Montreal Urban Community in the province of Quebec to the City of Miramichi in the province of New Brunswick.





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Date            Signature              Description of Office -
                                       Description du poste
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FOR DEPARTMENTAL USE ONLY              A L'USAGE DU MINISTERE SEULEMENT

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